Calculation of Filing Fee Tables
S-8
C21 Investments Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, no par value per share	Other	6,366,106	$ 0.2725	$ 1,734,763.89	0.0001381	$ 239.57
2	Equity	Common Shares, no par value per share	Other	5,425,000	$ 0.38669	$ 2,097,793.25	0.0001381	$ 289.71
Total Offering Amounts:						$ 3,832,557.14		$ 529.28
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 529.28
Offering Note
[1]	Pursuant to Rule 416(a) under the United States Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 shall cover any additional common shares, no par value per share (the "Common Shares"), of C21 Investments Inc. (the "Company") that become issuable under the C21 Investments Inc. Equity Incentive Plan (10% Rolling Security Based Compensation Plan) (the "Plan") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Company's receipt of consideration which would increase the number of outstanding Common Shares. Represents Common Shares issuable under the Plans that are not subject to outstanding Stock Options (as defined below). The proposed maximum price per offering share is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices for the Common Shares as reported on the OTCQX on March 17, 2026. The proposed maximum aggregate offering price is multiplied with the fee rate of 0.00013810 to estimate the amount of registration fee, pursuant to Rule 457(o) under the Securities Act.

[2]	Represents Common Shares issuable upon exercise of outstanding stock options ("Stock Options") as of the date of this Registration Statement under the Plan. The proposed maximum aggregate offering price per share is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act on the basis of the weighted average exercise price of the outstanding Stock Options. The proposed maximum aggregate offering price is multiplied with the fee rate of 0.00013810 to estimate the amount of registration fee, pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources